EXHIBIT 32(b)
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the “Company”), hereby certifies that the Company’s quarterly report on Form 10-Q for the quarter ended March 29, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 5, 2017	By:	/s/ Joe Taylor
Joe Taylor
Interim Chief Financial Officer, Treasurer and
Vice President of Investor Relations
(Principal Financial Officer)